Filed Pursuant to Rule 433

SEC File No. 333-230197

No. 333-230197-02

New Issue ABS: $653+MM WFNMT 2019-C ** FULL PRICING DETAILS **

Joint Leads: Wells Fargo (B&D), BofAML, MUFG, Scotia

Co-Managers: BNP, CIBC, JPM, RBC, Williams

CLS	AMT($MM)	WAL	S/F/D	L.FINAL	BENCH SPREAD	CPN%	YLD%	$PRICE
A	600.000	2.99	AAA/AAA/AAA	07/15/26	IntS+69	2.21%	2.223%	$99.99169
M	53.425	2.99	AA/AA/AA	07/15/26	IntS+120	2.71%	2.733%	$99.97784

Expected Pricing: PRICED

Expected Settle: 09/18/19

First Payment Date: 11/15/19

Expected Ratings: S&P/Fitch/DBRS

ERISA Eligible: Yes

Registration: SEC Registered

Min Denoms: $1k x $1k

-AVAILABLE INFORMATION-

*	Preliminary Prospectus & Ratings FWP (attached)
*	Ticker: WFNMT 2019-C

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